EXHIBIT 99.1

STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of eBT International, Inc. (“the Corporation”) hereby certify that, as of the date of this statement, the Corporation’s annual report on Form 10-K for the period ended January 31, 2003 (“the Report”), as amended on this date, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of and for the periods presented in the Report.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: April 24, 2003

/s/ STEPHEN O. JAEGER
Stephen O. Jaeger Chairman, President and Chief Executive Officer (Chief executive officer and chief financial officer)